UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2026

Nakamoto Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42103	84-3829824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 10th Ave South, Nashville, TN	37203
(Address of Principal Executive Offices)	(Zip Code)

(615) 676-8668

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	NAKA	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	NAKAW	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information regarding the Indemnification Agreement (as hereinafter defined) set forth in Item 5.02 below is incorporated in this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2026, the Board of Directors of Nakamoto Inc. (the “Company”) approved a revised form of director and officer indemnification agreement (the “Indemnification Agreement”) and the Company entered into Indemnification Agreements with each of its current directors and officers (and expects to use such form with future directors and officers) (each, an “Indemnitee” and, collectively, the “Indemnitees”). The new form Indemnification Agreement supersedes the Company’s previous form of indemnification agreement.

The Indemnification Agreement updates and supplements the indemnification rights and obligations of the Indemnitee and of the Company already included in the Company’s Amended Certificate of Incorporation and Amended and Restated Bylaws. Subject to certain exceptions specified in the Indemnification Agreement, the Company will indemnify each Indemnitee to the fullest extent permitted by Delaware law against losses and expenses (including attorneys’ fees) incurred in connection with any threatened, pending or completed civil, criminal, administrative or investigative proceeding arising by reason of the Indemnitee’s service as a director or officer of the Company or, at the Company’s request, in similar capacities at other entities, and will advance such expenses within 30 days following receipt of a written request (subject to a limited extension in certain circumstances), with repayment required only if it is ultimately determined by a final, non-appealable judicial decision that the Indemnitee is not entitled to indemnification. The Indemnification Agreement also provides for, among other things, a presumption of entitlement to indemnification and advancement of expenses (with the Company bearing the burden of overcoming such presumption), the use of independent counsel selected by the Indemnitee to make determinations of entitlement following a change in control of the Company (as defined in the Indemnification Agreement), and the Company’s commitment to use reasonable best efforts to maintain directors’ and officers’ liability insurance providing coverage to the Indemnitees. The Company’s obligations under the Indemnification Agreement are subject to customary limitations and exclusions, including with respect to reimbursements pursuant to any clawback or compensation recoupment policy, disgorgement of profits under Section 16(b) of the Securities Exchange Act of 1934, as amended, and conduct that has been determined by a final, non-appealable adjudication to constitute knowing fraud or willful misconduct.

The foregoing summary and description of the provisions of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Form of Indemnification Agreement.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

NAKAMOTO INC.

Dated: May 7, 2026	By:	/s/ Teresa Gendron
Teresa Gendron
Chief Financial Officer